UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2013 (April 8, 2013)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio ____________________________________________________________	43215 ______________________________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2013 (the “Effective Date”), UPV Glimcher, L.P. (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a promissory note (the “Note”) under which the Company borrowed Fifty-Five Million Dollars ($55,000,000) (the “Loan”) from Teachers Insurance and Annuity Association of America (the “Lender”). The Loan is represented by the aforementioned Note and secured by a first mortgage lien on and an assignment of leases and rents for University Park Village, an open-air retail shopping center owned by the Company and located in Fort Worth, Texas (the “Property”). The mortgage and assignment are evidenced by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Effective Date (the “Mortgage”). The Loan replaces the Company’s Sixty Million Dollar ($60,000,000) term loan obtained in connection with its purchase of the Property in January 2013.

Under the Note, the Loan has a fixed interest rate of 3.85% per annum and a maturity date of May 1, 2028 (the “Maturity Date”). The Company shall make monthly interest only payments through May 1, 2020. Thereafter, the Company shall make monthly payments of principal and interest with the entire amount of the outstanding and unpaid principal balance and accrued interest for the Loan becoming due and payable on the Maturity Date. The Loan may not be prepaid in full or in part before May 1, 2018. Commencing on May 1, 2018 and provided there is no uncured event of default under the Note or other documents evidencing the Loan, the Company may prepay the Loan in full upon prior notice of sixty (60) days to the Lender and payment of a fee (the “Prepayment Premium”) the amount of which shall be determined under the terms of the Note. The Company may prepay the Note in full without payment of the Prepayment Premium during the ninety (90) days preceding the Maturity Date. The Note contains standard provisions concerning default and remedies for default that are customary and typical for commercial mortgage loans of this nature, including Lender’s remedy to accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event a default remains uncured. The Note and Mortgage contain other terms and conditions that are customary and typical for commercial mortgage loans of this nature.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), executed a Guaranty of Borrower’s Recourse Liabilities, dated as of the Effective Date, under which GPLP provided to Lender a guaranty of payment and performance of certain obligations of the Company under the Mortgage, including, but not limited to, payment of losses by Lender incurred by reason of: (i) fraud or intentional misrepresentation by the Company, (ii) intentional waste of all or part of the Property by the Company, or (iii) the Company’s breach of certain representations and warranties made in connection with the Loan’s origination. Additionally, GPLP executed an Environmental Indemnity, dated as of the Effective Date, to indemnify Lender against losses or costs to remediate damage to the Property caused by the presence or release of hazardous materials or violation of applicable environmental laws. In addition to and separate from the transaction described above, Lender previously entered into a mortgage loan transaction with an affiliate of the Registrant and the Company that was reported on a Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 15, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits. 99.1

Press Release of the Registrant, dated April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/George A. Schmidt
Date: April 10, 2013	George A. Schmidt
Executive Vice President, General Counsel & Secretary